Exhibit 2.1

Amendment No. 4 to Stock Purchase Agreement

This AMENDMENT NO. 4, dated as of July 31, 2012 (this “Amendment”), to the Stock Purchase Agreement, dated as of June 3, 2011, as amended on November 28, 2011, February 24, 2012 and June 30, 2012 (the “Purchase Agreement”), by and among First PacTrust Bancorp, Inc., a Maryland corporation (“Buyer”), Gateway Bancorp, a California corporation (“Company”), each selling stockholder thereto (each, a “Seller” and collectively, “Sellers”) and, solely for the purposes of effectuating the provisions of Article IX of the Purchase Agreement, the D & E Tarbell Trust, u/d/t dated February 19, 2002 (in its capacity as Sellers’ Representative, the “Sellers’ Representative”).

WITNESSETH:

            WHEREAS, Buyer, Company, Sellers and Sellers’ Representative (together, the “Parties”) have entered into the Purchase Agreement; and

            WHEREAS, the Parties entered into Amendment No. 1 to the Purchase Agreement on November 28, 2011, Amendment No. 2 to the Purchase Agreement on February 24, 2012 and Amendment No. 3 to the Purchase Agreement on June 30, 2012; and

            WHEREAS, subject to the terms and conditions set forth in this Amendment, the Parties desire to amend the Purchase Agreement by entering into this Amendment.

            NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants and amendments contained in this Amendment, the Parties do hereby agree as follows:

1.         Modification; Full Force and Effect.  Except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement are and shall continue to be in full force and effect.

2.         Definitions.  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

3.         Other Terms.

(i) Section 1.1(b) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“The consideration payable for the Shares (as adjusted pursuant to the terms of this Agreement, collectively, the “Purchase Price”) shall consist of an aggregate of up to $15,500,000, comprised of (i) $3,400,000 (including all investment earnings and income thereon in accordance with the Deposit Escrow Agreement, the “Deposit”) to be delivered to the Deposit Escrow Agent promptly following the execution of this Agreement by each of the parties hereto pursuant to the terms hereof and the terms of the Deposit Escrow Agreement and (ii) an amount equal to up to $15,500,000, as adjusted pursuant to the terms of this Agreement, minus  the amount of the Deposit as of the Closing Date (such excess amount, the “Cash Payment”) to be paid at the Closing.”

(ii) Each of Section 1.2(b)(iii), Section 1.2(c)(iii), Section 1.2(e), Section 9.1(b) and Section 9.1(d) of the Purchase Agreement shall be amended and restated in its entirety to read as follows: “Reserved”

(iii) Section 1.2(c)(i) of the Purchase Agreement shall be amended by replacing the words “Initial Cash Payment” with “Cash Payment”.

(iv) Section 9.1(a) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“Subject to the other provisions of this Article IX, from and after the Closing Date, each Seller shall severally (and not jointly) and pro rata in accordance with such Seller’s Indemnity Percentage, indemnify, defend and hold harmless Buyer and its Affiliates and each of their respective past, present and future directors, officers and employees (collectively, the “Buyer Indemnitees”) from and against, and reimburse any Buyer Indemnitee for claims, costs, expenses, losses, damages, liabilities, awards, judgments, costs and expenses (including reasonable attorneys’ and consultant fees and expenses) (“Damages”) that such Buyer Indemnitee may suffer or incur, or become subject to, relating to, resulting from or arising out of (without duplication) the breach of any representations or warranties made by Company or the Sellers, as applicable, in Sections 2.3(a), 2.22, 3.1(a), 3.3 and 3.4 as of the date hereof or as of the Closing Date as though made at and as of the Closing Date (or with respect to representations and warranties that are made as of a specific date, as of such date), in each case without giving effect to any “Material Adverse Effect” or “materiality” qualifications contained in such representations and warranties.  For the purposes of this Agreement, each Seller’s “Indemnity Percentage” shall be the percentage set forth with respect to such Seller on Schedule A hereto.”

(v) Section 9.1(c) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“Notwithstanding any other provision to the contrary, with respect to Damages arising under Section 9.1(a) resulting from breaches of the representations set forth in Sections 2.3(a), 2.22, 3.1(a), 3.3 and 3.4, other than any Damages arising from fraud, intentional misrepresentation or willful misconduct, Buyer acknowledges and agrees that (1) no Seller shall be required pursuant to this Section 9.1 to indemnify any Buyer Indemnitee against, or reimburse any Buyer Indemnitee for, any Damages to the extent that such Damages exceed an amount equal to that Seller’s Pro Rata Share of the Purchase Price, (2) with respect to Damages arising under Section 9.1(a) (which Section 9.1(a), for the avoidance of doubt, specifies that Sellers’ obligations under Section 9.1(a) are several (and not joint) and pro rata in accordance with such Seller’s Indemnity Percentage) resulting from breaches of the representations set forth in Sections 3.1(a), 3.3. and 3.4, each Seller shall only be obligated to indemnify Buyer to the extent such Damages arises or results from breaches by such Seller (and not to the extent arising or resulting from breaches by the other Sellers) and (3) with respect to Damages arising under Section 9.1(a) resulting from breaches of the representations set forth in Section 2.3(a), the indemnification obligation under Section 9.1(a) shall only apply to the D & E Tarbell Trust, u/d/t dated February 19, 2002, in its capacity as a Seller hereunder.”

(vi) The first sentence of Section 9.7 of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“OTHER THAN RIGHTS TO EQUITABLE RELIEF PURSUANT TO SECTION 10.7  OR CLAIMS FOR FRAUD, intentional misrepresentation, or willful misconduct, TO THE EXTENT AVAILABLE UNDER APPLICABLE LAW, EACH OF THE SELLERS, ON BEHALF OF HIMSELF AND EACH OF THE OTHER INDEMNIFIED PARTIES OF EACH OF THE SELLERS, AND BUYER, ON BEHALF OF ITSELF AND EACH OF THE OTHER INDEMNIFIED PARTIES OF BUYER, ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, THE SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OR INACCURACY OF ANY REPRESENTATION OR WARRANTY IN THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED PURSUANT TO SECTION 1.2 OR ANY COVENANT, AGREEMENT OR ANY OTHER CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED PURSUANT TO SECTION 1.2, WILL BE INDEMNIFICATION IN ACCORDANCE WITH THIS ARTICLE IX (WHICH, FOR THE AVOIDANCE OF DOUBT SHALL BE SUBJECT TO THE “CAPS” AND OTHER LIMITATIONS SET FORTH IN THIS ARTICE IX).”

(vii) Section 10.1 of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“10.1   Survival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date, except for (i) the representations and warranties made in Section 3.3, which shall survive the Closing Date in full force and effect until the expiration of the applicable statute of limitations, the representations and warranties made in Sections 2.3(a), 2.22, 3.1(a), and 3.4, which shall survive the Closing Date in full force and effect until the date that is twenty-four (24) months after the Closing Date, at which time they shall terminate, (ii) Sections 6.5, 6.8 and 8.3 and (iii) those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing, including without limitation Article IX.”

(viii) Section 10.8 of the Purchase Agreement shall be amended by deleting the terms “Escrow Agent” and “Escrow Agreement”.

(ix) The Purchase Agreement shall be amended by deleting all references to Exhibit A.

(x) the provisions of Sections 10.2, 10.3, 10.4, 10.6, 10.7, 10.9 and 10.10 of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

[signature page follows]

                        IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

FIRST PACTRUST BANCORP, INC.

By:       /s/ Gregory A. Mitchell

Name:  Gregory A. Mitchell
Title:    Chief Executive Officer

[Signature Page to Amendment No. 4 to the Purchase Agreement]

GATEWAY BANCORP

By:       /s/ Ronald M. Tarbell
Name:  Ronald M. Tarbell
Title:    Chief Executive Officer

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the D & E Tarbell Trust, u/d/t dated February 19, 2002, as Sellers’ Representative

By:      /s/ Donald M. Tarbell
Name: Donald M. Tarbell
Title:   Co-Trustee

[Signature Page to Amendment No. 4 to the Purchase Agreement]

SELLERS:

the D & E Tarbell Trust, u/d/t dated February 19, 2002

By:      /s/ Elizabeth D. Tarbell
Name: Elizabeth D. Tarbell
Title:   Co-Trustee

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Frank M. Tarbell Trust u/a/d December 16, 1976

By:      /s/ Elizabeth D. Tarbell
Name: Elizabeth D. Tarbell
Title:   Trustee

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Leona Tarbell Trust u/a/d May 24, 1967

By:      /s/ Elizabeth D. Tarbell
Name: Elizabeth D. Tarbell
Title:    Trustee

[Signature Page to Amendment No. 4 to the Purchase Agreement]

Judith Tarbell-Brigham

/s/ Judith Tarbell-Brigham

[Signature Page to Amendment No. 4 to the Purchase Agreement]

Richard M. Tarbell

/s/ Richard M. Tarbell

[Signature Page to Amendment No. 4 to the Purchase Agreement]

Ronald M. Tarbell

/s/ Ronald M. Tarbell

[Signature Page to Amendment No. 4 to the Purchase Agreement]